Exhibit 23.3

FELDMAN FINANCIAL ADVISORS, INC.

1001 CONNECTICUT AVENUE, NW — SUITE 840

WASHINGTON, DC 20036

(202) 467-6862 — FAX (202) 467-6963

June 7, 2011

Board of Directors

Fullerton Federal Savings Association

7527 Belair Road

Baltimore, MD 21236

Board of Directors

Fairmount Bancorp, Inc.

8216 Philadelphia Road

Baltimore, MD 21237

Members of the Boards:

We hereby consent to the use of our firm’s name in the Application for Conversion on Form AC, and amendments thereto, filed by Fullerton Federal Savings Association with the Office of Thrift Supervision. We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, filed by Fairmount Bancorp, Inc., with the Securities and Exchange Commission. Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report in such filings and amendments, including the Prospectus of Fairmount Bancorp, Inc.

We further consent to reference in the aforementioned filings and amendments the summary of our opinion as to the value of subscription rights granted pursuant to the Agreement and Plan of Conversion Merger.

Sincerely,

FELDMAN FINANCIAL ADVISORS, INC.